Exhibit 99

Cintas Corporation
Supplemental Segment Data
(Unaudited)
(In thousands)

	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total

For the three months ended August 31, 2007						(66 work days)
Revenue	$710,354	$118,805	$102,256	$37,713	$0	$969,128
Gross margin	$318,864	$36,470	$41,820	$20,218	$0	$417,372
Selling and administrative expenses	$204,071	$25,343	$31,199	$16,097	$0	$276,710
Income (loss) before income taxes	$114,793	$11,127	$10,621	$4,121	$(11,375)	$129,287
Assets	$2,592,401	$182,278	$332,757	$375,122	$138,272	$3,620,830

For the three months ended May 31, 2007						(66 work days)
Revenue	$696,833	$132,264	$99,506	$35,472	$0	$964,075
Gross margin	$311,148	$43,206	$39,873	$19,747	$0	$413,974
Selling and administrative expenses	$195,818	$25,150	$28,143	$15,187	$(6,224)	$258,074
Income (loss) before income taxes	$115,330	$18,056	$11,730	$4,560	$(5,609)	$144,067
Assets	$2,567,070	$183,373	$330,735	$333,889	$155,413	$3,570,480

For the three months ended February 28, 2007						(64 work days)
Revenue	$665,647	$124,214	$87,107	$28,430	$0	$905,398
Gross margin	$294,462	$41,519	$35,324	$14,522	$0	$385,827
Selling and administrative expenses	$189,283	$23,689	$26,727	$13,429	$0	$253,128
Income (loss) before income taxes	$105,179	$17,830	$8,597	$1,093	$(10,245)	$122,454
Assets	$2,525,832	$174,538	$323,726	$325,900	$157,493	$3,507,489

For the three months ended November 30, 2006						(65 work days)
Revenue	$684,491	$127,968	$87,468	$23,339	$0	$923,266
Gross margin	$304,476	$40,258	$34,912	$11,427	$0	$391,073
Selling and administrative expenses	$186,679	$24,732	$26,150	$11,067	$0	$248,628
Income (loss) before income taxes	$117,797	$15,526	$8,762	$360	$(10,860)	$131,585
Assets	$2,531,085	$173,427	$298,465	$259,866	$172,221	$3,435,064

For the three months ended August 31, 2006						(66 work days)
Revenue	$687,658	$116,997	$88,336	$21,170	$0	$914,161
Gross margin	$309,358	$35,693	$34,330	$11,100	$0	$390,481
Selling and administrative expenses	$185,278	$23,790	$25,151	$9,909	$0	$244,128
Income (loss) before income taxes	$124,080	$11,903	$9,179	$1,191	$(10,906)	$135,447
Assets	$2,519,943	$163,572	$287,521	$238,291	$174,894	$3,384,221